UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  September 26, 2016
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On September 26, 2016, Diebold Holding Germany Inc. & Co. KGaA, a German partnership limited by shares (“Diebold KGaA”) and a wholly-owned subsidiary of Diebold, Incorporated (“Diebold” or the “Company”) entered into a domination and profit and loss transfer agreement (the “Domination and Profit and Loss Transfer Agreement”), as the controlling company, with Wincor Nixdorf Aktiengesellschaft, a German public stock corporation (“Wincor Nixdorf”), as the controlled company. Effectiveness of the Domination and Profit and Loss Transfer Agreement remains subject to registration with the commercial register (Handelsregister) of the local court (Amtsgericht) at the registered offices of Wincor Nixdorf. While the Company plans to apply for registration of the Domination and Profit and Loss Transfer Agreement without undue delay (but no earlier than October 1, 2016), registration may be delayed considerably pending potential shareholder litigation, if any, in Germany.
As previously disclosed, the board of directors of Diebold and the management and supervisory boards of Wincor Nixdorf approved the Domination and Profit and Loss Transfer Agreement on August 16, 2016. Under the Domination and Profit and Loss Transfer Agreement, when effective and subject to certain limitations pursuant to applicable law, (i) Diebold KGaA will be entitled to issue binding instructions to the management board of Wincor Nixdorf, (ii) Wincor Nixdorf will transfer all of its annual profits to Diebold KGaA, subject to, among other things, the creation or dissolution of certain reserves, and (iii) Diebold KGaA will generally absorb all annual losses incurred by Wincor Nixdorf. In addition, when effective and subject to certain limitations pursuant to applicable law, the Domination and Profit and Loss Transfer Agreement will provide that Wincor Nixdorf shareholders be offered, at their election, (i) to put their Wincor Nixdorf shares to Diebold KGaA in exchange for a compensation in cash of €55.02 per Wincor Nixdorf Share, and (ii) to remain Wincor Nixdorf shareholders and receive a recurring compensation in cash of €3.13 (€2.82 net under the current taxation regime) for each full fiscal year of Wincor Nixdorf and for each Wincor Nixdorf Share (based on the risk-free rate of 0.5%, which takes into account the current interest rates as well as interest structure data published by the German Federal Bank (Deutsche Bundesbank)).
The foregoing description of the Domination and Profit and Loss Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the Domination and Profit and Loss Transfer Agreement, an English translation of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 8.01    Other Events.
At an extraordinary general meeting of shareholders on September 26, 2016, the shareholders of Wincor Nixdorf approved the Domination and Profit and Loss Transfer Agreement.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed with this report:
10.1    Domination and Profit and Loss Transfer Agreement, dated September 26, 2016, by and among Diebold Holding Germany Inc. & Co. KGaA and Wincor Nixdorf AG (English translation).
CAUTIONARY STATEMENT ABOUT FORWARD LOOKING STATEMENTS
Certain statements contained in this document regarding matters that are not historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future including, without limitation, the business combination with Wincor Nixdorf, the entry into and consummation of the Domination and Profit and Loss Transfer Agreement and related transactions. Such forward-looking statements are based on the current expectations of Diebold and involve risks and uncertainties because such statements relate to events and depend on circumstances that may or may not occur in the future; consequently, actual results may differ materially from those expressed or implied in the statements. Such forward-looking statements may include statements about the effects of transactions on the businesses and financial conditions of Diebold or Wincor Nixdorf, including synergies, pro forma revenue, targeted operating margin, net debt to EBITDA ratios, accretion to earnings and other financial or operating measures. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance. In addition, risks and uncertainties related to the Domination and Profit and Loss Transfer Agreement include, but are not limited to, the risk that its effectiveness be delayed as a result of litigation or otherwise or may not occur, and risks associated with any appraisal proceedings. Risks and uncertainties may also include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Domination and Profit and Loss Transfer Agreement, the timing, receipt and terms and conditions of any governmental and regulatory approvals relating to the business combination with Wincor Nixdorf that could reduce anticipated benefits of the business combination, and risks associated with the impact the business combination and the Domination and Profit and Loss Transfer Agreement and any related litigation may have on the business and operations of the combined company, including on the ability of the combined company to retain and hire key personnel, and maintain relationships with its suppliers and customers. These risks, as well as other risks are more fully discussed in Diebold’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Any forward-looking statements speak only as at the date of this document. Except as required by applicable law, neither Diebold nor Wincor Nixdorf undertakes any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
September 28, 2016	By:	/s/ Jonathan B. Leiken
		Name:	Jonathan B. Leiken
		Title:	Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Domination and Profit and Loss Transfer Agreement, dated September 26, 2016, by and among Diebold Holding Germany Inc. & Co. KGaA and Wincor Nixdorf AG (English translation).